                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 7 to Registration Statement No. 333-116351 on Form N-1A of our report dated
September 14, 2007, relating to the financial statements and financial highlights of American Century Asset Allocation Portfolios, Inc., including
LIVESTRONG 2015 Portfolio, LIVESTRONG 2025 Portfolio, LIVESTRONG 2035 Portfolio,
LIVESTRONG 2045 Portfolio, LIVESTRONG Income Portfolio, One Choice Portfolio:
Very Conservative, One Choice Portfolio: Conservative, One Choice Portfolio:
Moderate, One Choice Portfolio: Aggressive, and One Choice Portfolio: Very
Aggressive, appearing in the Annual Report on Form N-CSR of American Century
Asset Allocation Portfolios, Inc. for the year ended July 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements"
in the Statement of Additional Information, which is part of such Registration
Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------------
DELOITTE & TOUCHE LLP

Kansas City, Missouri
November 21, 2007